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                                                                EXHIBIT 4a


                       COMMERCIAL DEMAND PROMISSORY NOTE


$7,500,000.00                                           Hartford, Connecticut
                                                             November 7, 1995


FOR VALUE RECEIVED, the undersigned hereby promises to pay to THE BANK OF BOSTON CONNECTICUT (together with its successors or assigns, the "Bank"), a banking corporation with its Head Office at 31 Pratt Street, Hartford Connecticut 06103, ON DEMAND the aggregate principal amount of all loans made by the Bank to the undersigned pursuant to the letter agreement between the Bank and the undersigned dated November 7, 1995, as shown in the schedule attached hereto (the "Note Schedule"), together with interest on each loan from the date such loan is made until the demand thereof at the applicable rate set forth in the Note Schedule. The principal amount of each loan shall be payable ON DEMAND or, if demand is not earlier made, on the last day of the applicable interest period, if any, indicated in the Note Schedule. Interest on the principal amount of each loan shall be payable in arrears on the same day as the principal amount is due, provided that interest on each loan bearing interest at the Base Rate shall be payable on the first day of each month, beginning on the first of such dates occurring after the date of such loan and when such loan is due. Loans which are bearing interest at the Base Rate shall bear interest at a rate per annum equal to the rate of interest announced from time to time by the Bank at its head office as its Base Rate plus the applicable margin, if any. The applicable floating rate shall change as and when the Base Rate changes, and changes in the Base Rate shall take effect on the day announced unless otherwise specified in the announcement. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed including holidays and days on which the Bank is not open for the conduct of banking business.

SECTION 1.  PAYMENT TERMS

1.1 PAYMENTS; PREPAYMENTS. All payments hereunder shall be made by the undersigned to the Bank in United States currency at the Bank's address specified above (or at such other address as the Bank may specify), in immediately available funds, on or before 2:00 p.m. Hartford time on the due date thereof. Payments received prior to the occurrence of an Event of Default (as defined in Section 2) will be applied first to fees, expenses and other amounts due hereunder (excluding principal and interest); second to accrued interest; and third to outstanding principal; after the occurrence of an Event of Default, payments will be applied to obligations under this Note as the Bank determines in its sole discretion. Subject to Section 1.2, the undersigned may pay all or a portion of the amount earlier than it is due without premium or other charge.

1.2 PREPAYMENT CHARGE. If any loan made under this Note bears interst at a fixed rate and any prepayment of principal is made for any reason on any date other than the date scheduled therefor, whether voluntary or as a result of demand or otherwise, the undersigned shall reimburse the Bank for the loss, if any, including any lost profits, resulting from such prepayment, as reasonably determined by the Bank. The undersigned shall pay such loss, setting forth the Bank's calculation thereof, which notice and calculation (including the method of calculation) shall be deemed true and correct absent manifest error.

1.3 DEFAULT RATE. To the extent permitted by applicable law, upon and after the occurrence of an Event of Default (whether or not the Bank has demanded payment of this Note), interest on all principal

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and overdue interest due and payable shall, at the option of the Bank, be payable on demand at a rate per annum equal to 5% above the greater of the rate of interest otherwise payable hereunder or the Base Rate.

1.4 LATE PAYMENT CHARGE. If a payment of principal or interest hereunder is not made when due, the undersigned will pay on demand a late payment charge equal to 3% of the amount of such payment. Nothing in the preceding sentence shall effect the Bank's right to demand maturity of this Note.

1.5 DEPOSIT ACCOUNT. The undersigned shall maintain with the Bank a commercial demand deposit account. The undersigned requests and authorizes the Bank to debit such account for amounts due hereunder on each date such amounts become due. The undersigned shall maintain sufficient collected balances in this account to pay any such amounts as they become due.

1.6 CHANGE IN CIRCUMSTANCES. If any change in banking law or regulation or the administration thereof (whether or not having the force of law) affects the amount of capital required or expected to be maintained by the Bank or any entity controlling it, and such amount is increased by reason of this Note, the Bank may notify the undersigned thereof. The undersigned and the Bank shall negotiate an adjustment payable to the Bank to compensate for such increase. If no agreement is reached within 90 days, the Bank may increase the fees payable hereunder by the amount determined by the Bank to be necessary to provide such compensation.


SECTION 2.  DEFAULTS AND REMEDIES.

2.1 DEFAULT. The occurrence of any of the following events or conditions shall constitute an "Event of Default":

(a)(i) default in the payment when due of the principal of or interest on this Note or (ii) any other default in the payment or performance of this Note or of any other Obligation or (iii) default in the payment or performance of any obligation of any Obligor to others for borrowed money or in respect of any extension of credit or accommodation or under any lease;

(b) failure of any representation or warranty herein or in any agreement, instrument, document or financial statement delivered to the Bank in connection herewith to be true and correct in any material respect;

(c) default or breach of any condition under any mortgage, security agreement, assignment of lease, or other agreement securing, constituting or otherwise relating to any collateral for the Obligations;

(d) failure to furnish the Bank promptly on request with financial information about, or to permit inspection by the Bank of any books, records and properties of any Obligor;

(e) merger, consolidation, sale of all or substantially all of the assets or change in control of any Obligor, or

(f) any Obligor generally not paying its debts as they become due; the death, dissolution, termination of existence or insolvency of any Obligor; the appointment of a trustee, receiver, custodian, liquidator, or other similar official of any Obligor or any substantial part of its property or the assignment for the benefit of creditors by any Obligor; or the commencement of any proceedings under any bankruptcy or insolvency laws by or against the Obligor.

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As used herein, "Obligation" means any obligation hereunder or otherwise of any
Obligor to the Bank or to any of its affiliates, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising; and "Obligor" means the undersigned, any guarantor or any other person primarily or secondarily liable hereunder or in respect hereof, including any person or entity who has pledged or granted to the Bank a security interest in, or lien on, property on behalf of the undersigned as collateral for the Obligations.

2.2 REMEDIES. Regardless of the undersigned's compliance with any covenant or other term set forth herein, the Bank may at any time and upon any number of occasions, in its sole and absolute discretion, make demand on the undersigned for immediate payment of all amounts outstanding hereunder and under the other loan documents. Upon an Event of Default described in section 2.1(f) immediately and automatically, and upon or after the occurrence of any other event of default at the option of the bank, all obligations of the undersigned shall become immediately due and payable without notice or demand, and the Bank shall then have in any jurisdiction where enforcement hereof is sought, the rights and remedies under the Uniform Commercial Code of Connecticut. All rights and remedies of the Bank are cumulative and are exclusive of any rights or remedies provided by law or in equity or in any other agreement and may be exercised separately or concurrently.

SECTION 3. MISCELLANEOUS

3.1 WAIVER; AMENDMENT. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. Without limiting the generality of the foregoing, the acceptance of the Bank of any late payment shall not be deemed to be a waiver of the Event of Default arising as a consequence thereof. Each Obligor waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note or of any collateral for the Obligations, and assents to any extensions or postponements of the time of payment and to any other indulgences under this Note or with respect to any such collateral, to any substitutions, exchanges or releases of any such collateral, and to any additions or releases of any other parties or persons primarily or secondarily liable hereunder, that from time to time may be granted by the Bank in connection herewith.

3.2 Intentionally left blank.

3.3 TAXES. The undersigned agrees to indemnify the Bank and hold it harmless from and against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, and performance of this Note or any collateral for the Obligations.

3.4 EXPENSES. The undersigned will pay on demand all expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of this Note and any other agreement, document, or instrument evidencing any of the Obligations or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocation costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefor, and the amount of all such shall, until paid, bear interest at the rate


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applicable to principal hereunder (including any default rate) and be an
Obligation secured by any such collateral.

3.5 BANK RECORDS. The entries on the records of the Bank (including any appearing on this Note) shall be prima facie evidence of the aggregate principal amount outstanding under this Note and interest accrued thereon.

3.6 INFORMATION. The undersigned shall furnish to the Bank from time to time with such financial statements and other information relating to any Obligor or any collateral securing this Note as the Bank may require. All such information shall be true and correct and fairly represent the financial condition and the operating results of such Obligor as of the date and for the periods for which the same are finished. The undersigned shall permit representatives of the Bank to release and disclose to its affiliates, agents, and contractors, any financial statements and other information relating to said Obligor provided to or prepared by or for the Bank in connection with any Obligation. The undersigned will notify the Bank promptly of the existence or upon the occurrence of an Event of Default or event which, with the giving of notice or the passage of time or both, would become an Event of Default.

3.7 GOVERNING LAW; CONSENT TO JURISDICTION. This Note shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to its conflict of law rules. The undersigned agrees that any suit for the enforcement of this Note may be brought in the courts of such state or any Federal Court sitting in such state and consents to the non-exclusive jurisdiction of each such court and to service of process in any such suit being made upon the undersigned by mail at the address specified below. The undersigned hereby waives any objection that it may now or hereafter have to the venue of any such court or that such suit was brought in an inconvenient court.

3.8 SEVERABILITY; AUTHORIZATION TO COMPLETE; PARAGRAPH HEADINGS. If any portion of this Note shall be invalid, illegal, or unenforceable, such provisions shall not in any way be affected or impaired thereby. The Bank is hereby authorized, without further notice, to fill in any blank spaces on this Note, and to date this Note as of the date funds are first advanced hereunder. Paragraph headings are for the convenience of reference only and are not part of this Note and shall not affect its interpretations.

3.9 WAIVERS. THE BANK (BY ITS ACCEPTANCE OF THIS NOTE) AND THE UNDERSIGNED AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE UNDERSIGNED HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

THE UNDERSIGNED ACKNOWLEDGES THAT THIS NOTE AND ALL RELATED DOCUMENTS EVIDENCE A "COMMERCIAL TRANSACTION" AS SUCH IS DEFINED IN CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AS AMENDED FROM TIME TO TIME. THE UNDERSIGNED HEREBY UNDERSTANDS AND AGREES THAT IN THE EVENT A HOLDER OF THIS NOTE DEEMS IT NECESSARY, AT ANY TIME WHETHER UPON DEMAND OR PRIOR

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THERETO, TO EXERCISE ITS RIGHTS (WHETHER NOW EXISTING OR HEREAFTER ARISING, AND
WHETHER ACTING IN ITS CAPACITY AS CREDITOR, SECURED PARTY OR IN ANY OTHER CAPACITY WHATSOEVER, AND SPECIFICALLY INCLUDING, BUT NOT LIMITED TO, THE EXERCISE OF RIGHTS WHICH MAY DEPRIVE THE UNDERSIGNED OR AFFECT THE USE, POSSESSION OR ENJOYMENT OF ITS PROPERTY PRIOR TO THE RENDITION OF A FINAL JUDGMENT) TO OBTAIN A PREJUDGMENT REMEDY AGAINST THE UNDERSIGNED, AND IN THE EVENT THE UNDERSIGNED WOULD BE ENTITLED TO NOTICE AND/OR HEARING UNDER CONNECTICUT GENERAL STATUTES TITLE 52, SECTION 278A THROUGH 278N OR ANY OTHER SIMILAR LAW, PRIOR TO THE EXERCISE BY A HOLDER OF THIS NOTE OF ANY SUCH PREJUDGMENT REMEDY RIGHTS, THE UNDERSIGNED HEREBY EXPRESSLY WAIVES ANY SUCH RIGHT TO NOTICE AND JUDICIAL HEARING. PRIOR COURT ORDER OR ANY AND ALL DUE PROCESS RIGHTS, TO THE BROADEST EXTENT RECOGNIZABLE UNDER THE CONSTITUTIONS OF THE UNITED STATES AND THE STATE OF CONNECTICUT IN CONNECTION WITH OBTAINING A PREJUDGMENT REMEDY BY THE HOLDER OF THIS NOTE IN CONNECTION WITH ANY SUIT ON THIS NOTE OR ANY EXTENSIONS OR RENEWALS OF THE SAME OR ANY DEFICIENCY THEREON. THE UNDERSIGNED HEREBY EXPRESSLY WAIVES ANY SUCH RIGHT TO NOTICE, HEARING, THE FURNISHING OF A BOND, OR ANY OTHER DUE PROCESS RIGHT GRANTED BY SUCH STATUTES
OR CONSTITUTIONS.

In witness whereof, the undersigned has caused this Note to be signed in its corporate name by its duly authorized officer on the day and in the year just above written.


ACMAT Corporation



       /s/ Henry W. Nozko Jr.
------------------------------------
By:        Henry W. Nozko Jr
Its:       EVP, COO & Treasurer
Dated:     November 30, 1995
233 Main Street
New Britain CT 06050


STATE OF CONNECTICUT)
                    ) ss. Hartford
COUNTY OF HARTFORD  )                                         November 30, 1995
                                                              -----------
Personally appeared Henry W. Nozko Jr, as aforesaid, signer of the foregoing instrument, and acknowledged the same to be his/her free act and deed as such EVP, COO & Treasurer, and the free act and deed of said corporation, before me.



       /s/ Natalie P. Sihpol
----------------------------------
Notary Public                   NATALIE P. SIHPOL
My Commission Expires:          NOTARY PUBLIC
                                MY COMMISSION EXPIRES SEP. 30, 1998

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                                    SCHEDULE

$7,500,000 Note dated November 7, 1995 of ACMAT Corporation, payable to the order of Bank of Boston Connecticut.

                                                                   Date &
                Principal                                        Amount of
                Amount of      Last Day of                        Payment     Notation Made
Date of Loan       Loan      Interest Period    Interest Rate     Received         by
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
------------    ---------    ---------------    -------------    ---------    -------------

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


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